Exhibit 3(i)

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
of
COMTEX NEWS NETWORK, INC.

It is hereby certified that:

1.  The present name of the corporation (hereinafter called the “Corporation”) is Comtex News Network, Inc., which is the name under which the Corporation was originally incorporated with the date of filing the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware on December 20, 2002.

2.  The certificate of incorporation of the Corporation is hereby amended by striking out Articles First through Twelfth thereof and by substituting in lieu thereof new Articles First through Eleventh which are set forth in the Amended and Restated Certificate of Incorporation attached hereto.

3.  The provisions of the certificate of incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is attached hereto, and which is entitled Amended and Restated Certificate of Incorporation of Comtex News Network, Inc.

4.  The amendments and the restatement herein certified have been duly adopted by at least a majority of the directors who have been elected and qualified in the manner as prescribed by Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).

5.  The amendments herein certified have been approved by at least a majority of the outstanding stock entitled to vote thereon, as prescribed by Sections 242 and 245 of the DGCL.

6.  The certificate of incorporation of the Corporation, as amended and restated in the instrument attached hereto, shall at the effective time of this Amended and Restated Certificate of Incorporation, read as attached hereto.

I, the undersigned, being the President and Chief Executive Officer of the Corporation, do make, file and record the Amended and Restated Certificate of Incorporation of Comtex News Network, Inc. attached hereto, do certify that the facts herein stated are true, and, accordingly, have hereto set my hand this 2nd day of June, 2010.

/s/ Chip Brian
Chip Brian
President and Chief Executive Officer

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
COMTEX NEWS NETWORK, INC.

FIRST:              The name of the Corporation is Comtex News Network, Inc. (hereinafter referred to as the “Corporation”).

SECOND:         The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of the registered agent at that address is the Corporation Service Company.

THIRD:             The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

FOURTH:

A.           The total number of shares of all classes of stock which the Corporation shall have authority to issue is 30,000,000 consisting of:

1.       5,000,000 shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”); and

2.       25,000,000 shares of Common Stock, par value $.01 per share (the “Common Stock”).

B.           Effective at 11:59 p.m., Delaware time, on the date of filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware (the “Effective Time”), each 1,000 shares of Common Stock of the Corporation then issued and outstanding will be automatically reclassified as and changed into one share of Common Stock, without any change to par value (such transaction, the “Reverse Stock Split”).  If immediately prior to the Reverse Stock Split a stockholder holds less than 1,000 shares of Common Stock or a number of shares of Common Stock that is not evenly divisible by 1,000, the Corporation will make a cash payment at the rate of $0.29 (the “Purchase Price”) for each fractional share of Common Stock immediately following the completion of the Reverse Stock Split.  Upon completion of the Reverse Stock Split:

1.       each stockholder of record holding less than 1,000 shares of Common Stock immediately prior to the completion of the Reverse Stock Split will have only the right to receive cash based upon the Purchase Price, and the equity interest of each such stockholder in the Corporation will be terminated and shall no longer confer on such stockholder any further right to vote as a stockholder or share in the Corporation’s assets, earnings or profits following the completion of the Reverse Stock Split; and

2.       each such stockholder of record holding 1,000 or more shares of Common Stock immediately prior to the completion of the Reverse Stock Split shall be entitled to receive, upon the surrender of the certificate or certificates representing the shares of Common Stock, at the office of the transfer agent of the Corporation in such form and accompanied by such documents, if any, as may be prescribed by such transfer agent, a new certificate or certificates representing the number of shares of Common Stock of which he or she is the record owner after giving effect to the provisions of this Article FOURTH.

C.            The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each  such  series and any qualifications, limitations  or restrictions thereof.  The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

D.            Except as otherwise provided by law, the presence, in person or by proxy, of holders of a majority of the shares of capital stock of the Corporation entitled to vote at the meeting shall constitute a quorum at all meetings of the stockholders (unless or except to the extent that the presence of a larger number may be required by law), and every reference in this Certificate of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for  purposes  of determining any quorum requirement or any requirement  for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

FIFTH:   The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Directors and stockholders;

A.           The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  In addition to the powers and authority expressly conferred upon them by statute or by this Certificate  of Incorporation or the Bylaws of  the Corporation, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B.            The Directors of the Corporation need not be elected by written ballot unless the Bylaws so provide. Stockholders shall not be permitted to cumulate their votes for the election of Directors.

C.            Subject to the rights of any class or series of Preferred Stock of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation may be effected at a duly called annual or special meeting of stockholders of the Corporation or by any consent in writing by such stockholders as authorized by Delaware law.

D.            Special meetings of  stockholders of the Corporation may be called (i) by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directorships (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) (the “Whole Board”), (ii) by the Chairman of the Board, or (iii) as otherwise provided in the Bylaws.

SIXTH:

A.           The number of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board.  The Directors shall be divided into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter.  At each annual meeting of stockholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

B.            Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires.  No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

C.            Advance notice of stockholder nominations for the election of Directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

D.            Subject to the rights of the holders of any series of Preferred Stock then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class,

SEVENTH:  The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation.  Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of the majority of the Whole Board.  The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws of the Corporation.

EIGHTH:  The Board of Directors of the Corporation, when evaluating any offer of another Person to (A) make a tender or exchange offer for any equity security of the Corporation, (B) merge or consolidate the Corporation with another corporation or entity or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may, in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders, give due consideration to all relevant factors, including, without limitation, the social and economic effect of acceptance of such offer on: the Corporation’s present and future customers and employees and those of its Subsidiaries; the communities in which the Corporation and its Subsidiaries operate or are located; and the ability of the Corporation to fulfill its corporate objectives.  A “Person” shall include an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities.  “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation.

NINTH:

A.           Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of  the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B.           The right to indemnification conferred in Section A of this Article NINTH shall include the right to be paid by the Corporation  the expenses incurred in defending  any  such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director of Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only  upon  delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf  of  such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article NINTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

C.           If a claim under Section A or B of this Article NINTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article NINTH or otherwise shall be on the Corporation.

D.           The rights to indemnification and to the advancement of expenses conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under  any  statute, the Corporation’s Certificate of Incorporation,  Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

E.           The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F.           The Corporation may, to the extent authorized from time to time by the Board of Directors, grant  rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of  this Article NINTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

TENTH:  A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit.  If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.  Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

ELEVENTH: The Corporation reserves the right to amend or repeal any provision contained in  this  Certificate  of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation  required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend or repeal this Article ELEVENTH, Article FIFTH Section C or D, Article SIXTH, Article SEVENTH or Article NINTH.